Exhibit 99.1

P R E S S R E L E A S E
Contact: Investor Relations 804.289.9709	BRINK’S CORPORATE The Brink’s Company 1801 Bayberry Court Richmond, VA 23226-8100 USA
BRINK'S ISSUES STATEMENT ON CMA’S FAST-TRACK ANNOUNCEMENT
Company agrees to propose divestiture of NoteMachine/TestLink UK in connection with CMA review

Acquisition of NCR Atleos remains on track to close early in the first quarter of 2027

Richmond, Va., September 30, 2026 – The Brink's Company (NYSE: BCO) (“Brink’s” or “the Company”) today issued the following statement in connection with the United Kingdom's Competition and Markets Authority ("CMA") Phase 1 decision in relation to the Company’s previously announced agreement to acquire NCR Atleos Corporation (NYSE: NATL) (“NCR Atleos”):

“The CMA’s Phase 1 decision was always contemplated as a potential outcome and reflects the local overlap between Brink’s NoteMachine/TestLink UK business and NCR Atleos’ Cardtronics business in the UK. Brink’s has engaged constructively with the CMA throughout the CMA’s Phase 1 review process, a fact which is reflected in the CMA arriving at today’s decision under its ‘fast-track’ Phase 1 procedure.

The potential sale of NoteMachine/TestLink UK was a remedy that was contemplated in the financial metrics that Brink’s has previously disclosed and does not impact the $200 million in annual run-rate cost synergies that we continue to expect to achieve within three years of closing the transaction. The proposed sale process is progressing, with a number of prospective buyers having expressed strong preliminary interest. Brink’s looks forward to continuing constructive engagement with the CMA.

Supported by the constructive engagement with the CMA and meaningful progress in the proposed divestiture, the NCR Atleos acquisition remains on track to close early in the first quarter of 2027.”

About The Brink’s Company
The Brink’s Company (NYSE: BCO) is a leading global provider of cash and valuables management, digital retail solutions, and ATM managed services. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our network of operations in 51 countries serves customers in more than 100 countries. For more information, please visit our website at www.brinks.com.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target,” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in this release includes, but is not limited to statements regarding the proposed acquisition of NCR Atleos, the anticipated divestiture of NoteMachine/TestLink UK, the timing and outcome of regulatory reviews and approvals, the expected timing of closing of the transaction, and anticipated transaction benefits and synergies. These statements are based on current expectations and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements.

Forward-looking statements in this document are subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to obtain required regulatory approvals and satisfy other closing conditions; the timing and terms of any divestiture transaction; the possibility that the proposed acquisition is delayed or not completed; risks related to the integration of NCR Atleos and the realization of anticipated benefits and synergies; transaction-related costs and disruptions; and other risks described in the Company’s filings with the Securities and Exchange Commission.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2025, and in the registration statement on Form S-4 filed in connection with the proposed acquisition of NCR Atleos, and in related disclosures in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update, revise or clarify any information contained in this document or forward-looking statements that may be made from time to time on our behalf, whether as a result of new information, future events or otherwise, except as required by law.

Contacts
Investor Inquiries
Jesse Jenkins
jesse.jenkins@brinksinc.com

Media Inquiries
Kelly McNeff
(469) 549-6555
brinksmedia@brinks.com

OR

FGS Global
brinks@fgsglobal.com